UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2007

Arden Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-9904	95-3163136
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2020 South Central Avenue, Compton, California		90220
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 638-2842

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2007, Arden Group, Inc. (the Company) issued stock appreciation rights (SARs) covering 10,000 shares of the Company’s Class A Common Stock to M. Mark Albert in connection with his election as a director of the Company effective February 28, 2007. The SARs have a base price of $121.03 per unit representing the fair market value of one share of the Company's Class A Common Stock on the grant date. Upon exercise of the SARs, Mr. Albert is entitled to receive the excess of the fair market value of a share of Class A Common Stock determined by the average closing price for the 20 trading days prior to the date of exercise over the base price for each unit exercised. The SARs vest 25% each year beginning at the end of the first year and expire five years from the date of grant. In the event of Mr. Albert's death or disability, the SARs immediately vest 100% and are paid out in full.

Item 8.01 Other Events.

On March 19, 2007, the registrant issued a press release announcing that on March 13, 2007, the Board of Directors of the Arden Group, Inc. authorized the purchase by the Company of up to 200,000 shares of its Class A Common Stock from time to time in open market or privately negotiated transactions. This is in addition to the 22,904 shares remaining under prior repurchase authorizations. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated in this Item 8.01 by reference thereto.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arden Group, Inc.

March 19, 2007	By:	Bernard Briskin

Name: Bernard Briskin
Title: Chairman of the Board, President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release